SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 29, 2013 (Date of earliest event reported)

Commission File No.: 0-25969

RADIO ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1166660 (I.R.S. Employer Identification No.)

1010 Wayne Avenue
14th Floor
Silver Spring, Maryland 20910
(Address of principal executive offices)

(301) 429-3200
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  5.03.  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On May 29, 2013, the Board of Directors (the “Board”) of Radio One, Inc. (“Radio One” or the “Company”) adopted and approved, effective immediately, amended and restated Bylaws of the Company as of May 29, 2013 (the “2013 Amended and Restated Bylaws”). The new provision of the 2013 Amended and Restated Bylaws appears at Article III, Section 10, and provides substantially as follows:

Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board, or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

The remaining provisions of the 2013 Amended and Restated Bylaws are substantially identical to those Amended and Restated Bylaws adopted by the Board on August 7, 2009, as filed on Form 8K filed August 20, 2009.  A copy of the 2013 Amended and Restated Bylaws is attached hereto as Exhibit 3.1 and incorporated herein by reference. The foregoing description of the August Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the 2013 Amended and Restated Bylaws.

ITEM 8.01.  Other Events.

The Company announced that its Board of Directors has approved a further stock repurchase authorization of $2.0 million in addition to its prior authorizations of $2.0 million and $1.5 million announced in February and May of this year, respectively.  The Company had repurchased approximately $2.3 million of its Class A and/or Class D common stock  as of May 31, 2013. Repurchases will be made from time to time in the open market or in privately negotiated transactions in accordance with applicable laws and regulations. The timing and extent of any repurchases will depend upon prevailing market conditions, the trading price of the Company’s Class A and/or Class D common stock and other factors, and subject to restrictions under applicable law. Radio One expects to implement this stock repurchase program in a manner consistent with market conditions and the interests of the stockholders, including maximizing stockholder value. Based on the closing stock prices of Radio One’s Class A and Class D common stock on May 31, 2013, the $3.2 million authorized repurchase capacity would represent approximately 2.81% of the Company’s outstanding shares.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number   Description

Exhibit 3.1.    Amended and Restated Bylaws of Radio One, Inc. as of May 29, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIO ONE, INC.
/s/ Peter D. Thompson
June 03, 2013	Peter D. Thompson
Chief Financial Officer and Principal Accounting Officer